UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 9, 2011
Date of Report (Date of Earliest event reported)

NSU Resources Inc
f/k/a BioCarbon Solutions International Inc

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Gran Street, Sault Ste Marie, Ontario Canada P6A 5K9
(Address of principal executive offices)  (Zip Code)

(705) 253-0339 x 25
www.nsuresources.com

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 4, 2011, the company exercised from Mr. Matthew Sacco its option, granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011, to acquire the rights of Track 104 claim ABC from the Byers Brook License (exploration license 09388) in exchange for 6,000,000 restricted common shares of the company.

On November 4, 2011, the company exercised from Mr Matthew Sacco its option, granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011, to acquire the gold rights of tracks 79, 89, 90, 103 and 104; claims NO, ABCF*GHJK*LOPQ, CDEF*LMNO, CD, ABC, respective to each of the above tracts Byers Brook License (exploration license 09388) in exchange for 20,000,000 restricted common shares of the company. ‘

On November 9, 2011, the company exercised from Mr. Matthew Sacco its option, granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011, to acquire the rights of Tracts 67, 68, 80, and 81—claims ABCD*EFG*H*JKL*M, CDEF*LMNO,  ABCD*EFG*H*JKL*M, and AH respectively from the Shatter Lake License (exploration license 08996) in exchange for 27,500,000 restricted common shares of the company.

The final acquisitions complete the total exercise of all options with Mr. Sacco as per our agreements of October 23, 2011.  The exercise of these options was prompted by field evaluation of the claims by management on November 1-2, 2011 and diligence review with officials from the Nova Scotia of the Ministry of Natural Resources (Dr Trevor MacHattie and Dr Bob Ryan), which further reinforced management’s expectation of the presence of gold ores on the Byers Brook License and the Shatter Lake License and prompted the completion of the exercise of the options.  Our current expectations, which are not substantiated except for circumstantial evidence, are that the Byers Brook License contains gold ores and the Shatter Lake License contains Rare Earth ores.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of November 9, 2011, the number of shares of Common Stock beneficially owned of record by executive officers, directors and persons who hold 5% or more of the outstanding common stock of the Company.

Beneficial Owner	Amount of Stock Owned		% Ownership
Matthew Sacco	100,000,000		65.0%
2173 Rochester Circle
Oakville, Ontario
L6M 5E3 Canada

Luc C Duchesne	24,000,000	(1)	15.5%
132 Leo Avenue
Sault Ste Marie, Ontario
P6A 3V7 Canada

Lacey Holdings	23,333,333		15.1%
2nd Floor, 33Waterfront Drive,
PO Box 3339, Road Town,
Tortola, BVI

Others	7,366,686		5.0%

Total issued	154,700,019		100%

(1) Shares registered to 1776729 Ontario Corporation a company controlled by Dr Duchesne, his wife and his son.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.  Substantive quantitative and qualitative disclosure of market risks have been discussed at length in the company’s previous filings including 8k filed on October 26, 2011.  Additionally, although minerals of value have been reported from the neighboring properties, there
Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On November 4, 2011, the company exercised from Mr. Matthew Sacco its option, granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011, to acquire the rights of Track 104 claim ABC from the Byers Brook License (exploration license 09388) in exchange for 6,000,000 restricted common shares of the company.

On November 4, 2011, the company exercised from Mr Matthew Sacco its option, granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011, to acquire the gold rights of tracks 79, 89, 90, 103 and 104; claims NO, ABCF*GHJK*LOPQ, CDEF*LMNO, CD, ABC, respective to each of the above tracts Byers Brook License (exploration license 09388) in exchange for 20,000,000 restricted common shares of the company. ‘

On November 9, 2011, the company exercised from Mr. Matthew Sacco its option, granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011, to acquire the rights of Tracts 67, 68, 80, and 81—claims ABCD*EFG*H*JKL*M, CDEF*LMNO,  ABCD*EFG*H*JKL*M, and AH respectively from the Shatter Lake License (exploration license 08996) in exchange for 27,500,000 restricted common shares of the company.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1                                Exercise of mineral rights options November 4, 2011

10.2                                Exercise of mineral rights options November 9, 2011

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bio-Carbon Solutions International Inc.

Date: November 9, 2011	By:	/s/Luc C Duchesne
	Name:	Luc C. Duchesne
	Title:	President and Chief Executive Officer

The information in this report and the exhibits hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.

Exhibit Index

Exhibit No.	Description

10.1	Exercise of mineral rights options November 4, 2011
10.2	Exercise of mineral rights options November 9, 2011